UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Marlin Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	46-2627595
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2105 CityWest Boulevard, Suite 100

Houston, Texas 77042

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box    ☐

Securities Act registration statement file number to which this form relates: 333-189645

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Marlin Midstream Partners, LP (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-189645), initially filed with the Securities and Exchange Commission on June 27, 2013 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-189645), initially filed with the Securities and Exchange Commission on June 27, 2013, as amended (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-l (Registration No. 333-189645), initially filed with the Securities and Exchange Commission on June 27, 2013, as amended).

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-189645), initially filed with the Securities and Exchange Commission on June 27, 2013, as amended).

4.	Specimen Unit Certificate for the Common Units (included as Exhibit A to the Form of First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-189645), initially filed with the Securities and Exchange Commission on June 27, 2013, as amended).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Marlin Midstream Partners, LP

	By:	Marlin Midstream GP, LLC,
its general partner

Date: July 23, 2013	By:	/s/ Terry D. Jones
Terry D. Jones
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-189645), initially filed with the Securities and Exchange Commission on June 27, 2013, as amended (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-l (Registration No. 333-189645), initially filed with the Securities and Exchange Commission on June 27, 2013, as amended).

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-189645), initially filed with the Securities and Exchange Commission on June 27, 2013, as amended).

4.	Specimen Unit Certificate for the Common Units (included as Exhibit A to the Form of First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-189645), initially filed with the Securities and Exchange Commission on June 27, 2013, as amended).